FOR IMMEDIATE RELEASE
May 12, 2021

Qorvo® Appoints Judy Bruner to its Board of Directors

GREENSBORO, NC — May 12, 2021 — Qorvo® (Nasdaq: QRVO), a leading provider of innovative RF solutions that connect the world, today announced the election of Judy Bruner to its Board of Directors, effective immediately. Ms. Bruner will also join the Board’s Audit and Governance and Nominating Committees.

Ms. Bruner most recently served as Executive Vice President, Administration and Chief Financial Officer of SanDisk Corporation, a supplier of flash storage products, from June 2004 until its acquisition by Western Digital in May 2016. Previously, she was Senior Vice President and Chief Financial Officer of Palm, Inc., a provider of handheld computing and communications solutions, from September 1999 until June 2004. Prior to Palm, Inc., Ms. Bruner held financial management positions at 3Com Corporation, Ridge Computers and Hewlett-Packard Company. She currently serves as a member of the boards of directors of Applied Materials, Inc., Rapid7, Inc., and Seagate Technology plc.

Bob Bruggeworth, President and Chief Executive Officer of Qorvo, said, “I am delighted that Judy will be joining our Board of Directors. She brings semiconductor industry leadership and significant experience in financial management with a range of technology companies, and we look forward to her insights and contributions to our Board.”

“Qorvo is recognized globally for its product and technology leadership,” said Ms. Bruner. “I am excited to join Qorvo’s Board, and I look forward to working with Bob and my fellow directors in driving Qorvo’s growth strategy to create long-term value for its shareholders.”

About Qorvo

Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on a few large customers for a substantial portion of our revenue; a loss of revenue if contracts with the United States government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced; the COVID-19 pandemic, which has and will likely continue to negatively impact the global economy and disrupt normal business activities, and which may have an adverse effect on our results of operations; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; our ability to implement innovative technologies; underutilization of manufacturing facilities as a result of industry overcapacity; we may not be able to borrow funds under our credit facility or secure future financing; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; volatility in the price of our common stock; damage to our reputation or brand; fluctuations in the amount and frequency of our stock repurchases; our recent and future acquisitions and other strategic investments could fail to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; warranty claims, product recalls and product liability; and risks associated with environmental, health and safety regulations and climate change. Many of the foregoing risks and uncertainties are, and will continue to be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

At Qorvo®
Doug DeLieto
VP, Investor Relations
336.678.7968